UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2010

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road		08550
Princeton Junction, New Jersey		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On January 7, 2010, Mistras Group, Inc. (the “Company,” “we” or “us”) issued a press release announcing the financial results for the quarter ended November 30, 2009, the second quarter of its fiscal year 2010. A copy of the press release is attached as Exhibit 99.1 to this report.

Disclosure of Non-GAAP Financial Measures

In the press release attached, the Company uses the term “adjusted EBITDA,” which is not a measurement of financial performance under U.S. generally accepted accounting principles (“GAAP”). “Adjusted EBITDA” is defined as net income plus: interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, the amount of a write-off for the remaining accounts receivable the company expected to collect from a customer that recently declared bankruptcy, loss on extinguishment of debt, and amounts for settlement of a class action law suit, minus a reduction in the amount the Company was required to pay in final settlement of the class action law suit. Our management uses adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis, for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and as a performance evaluation metric off which to base executive and employee incentive compensation programs.

We believe investors and other users of our financial statements benefit from the presentation of adjusted EBITDA in evaluating our operating performance because it provides an additional tool to compare our operating performance on a consistent basis and measure underlying trends and results in our business. Adjusted EBITDA removes the impact of certain items that management believes do not directly reflect our core operations. For instance, adjusted EBITDA generally excludes interest expense, taxes and depreciation, amortization and non-cash stock compensation, each of which can vary substantially from company to company depending upon accounting methods and the book value and age of assets, capital structure, capital investment cycles and the method by which assets were acquired. It also eliminates stock-based compensation, which is generally a non-cash expense and is excluded by management when evaluating the underlying performance of our business operations.

While adjusted EBITDA is a term and financial measurement common used by investors and securities analysts, it has limitations. As a non-GAAP measurement, adjusted EBITDA has no standard meaning and, therefore, may not be comparable with similar measurements for other companies. Adjusted EBITDA is generally limited as an analytical tool because it excludes charges and expenses we do incur as part of our operations. For example, adjusted EBITDA excludes taxes, but we generally incur significant U.S. federal, state and foreign income taxes each year and the provision for income taxes is a necessary cost. Adjusted EBITDA should not considered in isolation or as a substitute for analyzing our results as reported under U.S. generally accepted accounting principles.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits

99.1          Press release issued by Mistras Group, Inc. dated January 7, 2010.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: January 7, 2010	By:	/s/ Michael C. Keefe

Name: Michael C. Keefe
Title: Executive Vice President, General Counsel

Exhibit No.	Description

99.1	Press release issued by Mistras Group, Inc. dated January 7, 2010.